BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                   October 22, 2009





To the Trustees of Tax-Free Trust of Arizona

     We consent to the incorporation by reference into post-effective amendment No. 29 under the 1933 Act and No. 30 under the 1940 Act of our opinion dated October 16, 2007.


                                  Butzel Long, a professional
                                   Corporation


                                     /s/ William L. D. Barrett

                                  By:__________________________